EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements and related prospectuses of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) of our reports dated February 23, 2012 with respect to the consolidated financial statements and schedule of the Company, and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2011:

•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-3 No. 33-12853)

•	Registration Statement (Form S-3 No. 33-19930)

•	Registration Statement (Form S-8 No. 33-39553)

•	Registration Statement (Form S-3 No. 33-46212)

•	Registration Statement (Form S-3 No. 33-47889)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62567)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-3 No. 333-110279)

•	Registration Statement (Form S-3 No. 333-117607)

•	Registration Statement (Form S-8 No. 333-162956)

•	Registration Statement (Form S-4 No. 333-163509)

•	Registration Statement (Form S-8 No. 333-165454)

•	Registration Statement (Form S-3 No. 333-178017)

/s/ Ernst & Young, LLP

Hartford, Connecticut

February 23, 2012